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                                                                   Exhibit 10.35

                             SECOND AMENDMENT TO THE
                              PREMCOR PENSION PLAN



     WHEREAS, Premcor Inc. ("Company") previously established the Premcor Pension Plan ("Plan"); and

     WHEREAS, the Company reserved the right to amend the Plan in Section 12 thereof; and

     WHEREAS, the Company desires to amend the Plan to provide for full vesting for certain employees terminated during reductions in force;

     NOW, THEREFORE, Section 8A.3 is amended by deleting the last sentence thereof and replacing it with the following:

     "In addition, the Pension Account of a Participant whose employment with the Employer is involuntarily terminated:

     (a) between March 15, 2002 and March 31, 2003 as part of the cost-reduction initiated reduction in force at the general offices of the Employer,

     (b) between March 15, 2002 and March 31, 2003 as part of the shutdown of the Hartford facility of the Employer, or

     (c) between October 1, 2002 and March 31, 2003 as part of the cost-reduction initiated reduction in force at the Port Arthur and Lima refinery facilities,

     shall be 100% vested and nonforfeitable upon such termination of employment."

     IN WITNESS WHEREOF, the Company has caused this amendment to be executed by a duly authorized officer this 27th day of December, 2002.



                                                    PREMCOR INC.

                                                    By: /s/ James R. Voss
                                                        ------------------------
                                                    Name: James R. Voss
                                                    Title: Senior Vice President